EXHIBIT A




          The undersigned agree that the Schedule 13D dated this date to which this document is an exhibit is filed on behalf of each of them.

Dated:  December 19, 1996


/s/ William R. Huff                THE HUFF ALTERNATIVE INCOME
William R. Huff,                   FUND, L.P.
Individually
                                   By:  WRH Partners, L.L.C.
                                        General Partner


Paladin Court Co., Inc.                 By:  DBC II Corp.
                                        General Manager


By:/s/ William R. Huff                  By:/s/ Donna B. Charlton
   William R. Huff                      Donna B. Charlton
   President                            President



/s/ Donna B. Charlton                   WRH Partners, L.L.C.
Donna B. Charlton,
Individually                       By:  DBC II Corp.
                                        General Manager



DBC II Corp.                       By:  /s/ Donna B. Charlton
                                        Donna B. Charlton
                                        President

By: /s/ Donna B. Charlton
    Donna B. Charlton
    President